UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A
(Amendment No. 1)
Current Report Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): May 23, 2013
PRIVATEBANCORP, INC.
(Exact Name of Registrant as Specified in its Charter)
____________________________

Delaware	001-34066	36-3681151
(State or other jurisdiction of incorporation)	(Commission file number)	(I.R.S. employer identification no.)
120 S. LaSalle Chicago, Illinois		60603 (Zip Code)
(Address of principal executive offices)

Registrant’s telephone number, including area code: (312) 564-2000
Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8‑K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (See General Instruction A.2 below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a‑12 under the Exchange Act (17 CFR 240.14a‑12)

[ ]	Pre-commencement communications pursuant to Rule 14d‑2(b) under the Exchange Act (17 CFR 240.14d‑2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e‑4(c) under the Exchange Act (17 CFR 240.13e‑4(c))

EXPLANATORY NOTE

PrivateBancorp, Inc. (the “Company”) is filing this Amendment No. 1 to its Current Report on Form 8-K filed on May 24, 2013 for the sole purpose of disclosing the Company’s decision as to the frequency with which it will include advisory votes on executive compensation in future annual meeting proxy materials.

 Item 5.07. Submission of Matters to a Vote of Security Holders.

As previously reported, at the Company’s 2013 Annual Meeting of Stockholders held on May 23, 2013, a majority of the shares voted were cast in favor of holding future advisory votes on executive compensation on an annual basis. After consideration of the stockholder vote, and in line with its recommendation disclosed in the Company’s 2013 Proxy Statement filed on April 12, 2013, the Board of Directors has determined that it intends to include an advisory vote on executive compensation at each Annual Meeting until such time as the Board determines to again seek stockholders’ input on the frequency of such votes. The Company will be required to hold another stockholder advisory vote on the frequency of votes on executive compensation no later than its 2019 Annual Meeting.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 7, 2013	PRIVATEBANCORP, INC.
By: /s/ Larry D. Richman
Larry D. Richman
President and Chief Executive Officer